Exhibit 10.10

WHITING PETROLEUM CORPORATION

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made and entered into as of [], 20[] by and between Whiting Petroleum Corporation, a Delaware corporation with its principal offices at Denver, Colorado (the “Company”), and the non-employee director or key employee of the Company or one of its affiliates whose signature is set forth on the signature page hereof (the “Participant”).

W I T N E S S E T H :

WHEREAS, the Company has adopted the Whiting Petroleum Corporation 2013 Equity Incentive Plan (the “Plan”) to permit shares of the Company’s common stock (the “Stock”), to be awarded to certain key salaried employees and non-employee directors of the Company and any affiliate of the Company; and

WHEREAS, the Participant is a key salaried employee or a non-employee director of the Company, and the Company desires such person to remain in such capacity and to further an opportunity for his or her stock ownership in the Company in order to increase his or her proprietary interest in the success of the Company;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1.Award of Restricted Stock.  Subject to the terms and conditions set forth herein, the Company hereby awards the Participant the number of shares of Stock set forth on the signature page hereof (the “Restricted Stock”).

2.Restrictions.  Except as otherwise provided herein, Restricted Stock may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated until the date of release (the “Release Date”) determined as follows:  the Release Date with respect to one-third of the shares of Restricted Stock shall be the first anniversary of the Grant Date specified on the signature page hereof; the Release Date with respect to an additional one-third of the shares of Restricted Stock shall be the second anniversary of the Grant Date; and the Release Date with respect to the remaining one-third of the shares of Restricted Stock shall be the third anniversary of the Grant Date.

3.Initial Issuance.  The Restricted Stock shall be issued as soon as practicable in the name of the Participant but shall be held in a segregated account by the transfer agent of the Company.  Unless forfeited as provided herein, Restricted Stock eligible for release pursuant to the terms hereof shall cease to be held in such segregated account and certificates for such Restricted Stock shall be delivered or such Restricted Stock shall be transferred electronically to the Participant on the applicable Release Date.

4.Transfer After Release Date; Securities Law Restrictions.  On the applicable Release Date as determined in accordance with Paragraph 2, that portion of Restricted Stock shall become free of the restrictions of Paragraph 2 and be freely transferable by the Participant.  Notwithstanding the foregoing or anything to the contrary herein, the Participant agrees and acknowledges with respect to any Restricted Stock that has not been registered under the Securities Act of 1933, as amended (the “Act”) (i) he or she will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend will be placed on the certificates for the Restricted Stock to such effect.

5.Termination of Employment or Death.  If the Participant’s employment with, or service on the board of directors of, the Company (as applicable) is terminated for any reason (including death) prior to the Release Date, all Restricted Stock that has not been released shall be forfeited to the Company on the date on which such termination of status occurs.

6.Certificate Legend.  In addition to any legends placed on certificates for Restricted Stock under Paragraph 4 hereof, each certificate for shares of Restricted Stock may bear the following legend:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WHITING PETROLEUM CORPORATION 2013 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT BETWEEN WHITING PETROLEUM CORPORATION AND THE REGISTERED OWNER

HEREOF.  A COPY OF SUCH PLAN AND SUCH AGREEMENT MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF WHITING PETROLEUM CORPORATION.”

When the restrictions imposed by Paragraph 2 hereof terminate, the Participant shall be entitled to have the foregoing legend removed from the certificates representing such Restricted Stock.

7.Voting Rights; Dividends and Other Distributions.  (a)  While the Restricted Stock is subject to restrictions under Paragraph 2 and prior to any forfeiture thereof, the Participant may exercise full voting rights for the Restricted Stock registered in his or her name and held in escrow hereunder.

(b)While the Restricted Stock is subject to the restrictions under Paragraph 2 and prior to any forfeiture thereof, the Participant shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock.  If any such dividends or distributions are paid in Stock, such shares shall be subject to the same terms, conditions and restrictions as the shares of Restricted Stock with respect to which they were paid, including the requirement that Restricted Stock be held in a segregated account pursuant to Paragraph 3 hereof.

(c)Subject to the provisions of this Agreement, the Participant shall have, with respect to the Restricted Stock, all other rights of holders of Stock.

8.Tax Withholding.  (a)  It shall be a condition of the obligation of the Company to issue or release from the segregated account Restricted Stock to the Participant, and the Participant agrees, that the Participant shall pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award of the Restricted Stock or as a result of the termination of the restrictions on such Stock hereunder.

(b)If the Participant does not make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Stock awarded hereunder, the Participant may satisfy the Company’s withholding tax requirements by electing to have the Company withhold that number of shares of Restricted Stock otherwise deliverable to the Participant from escrow hereunder or to deliver to the Company a number of shares of Stock, in each case, having a Fair Market Value (as defined in the Plan) on the Tax Date (as defined below) equal to the amount required to be withheld as a result of the termination of the restrictions on such Restricted Stock; provided,  however, that the amount to be withheld in shares of Stock shall not exceed the maximum statutory tax rate associated with the transaction to the extent required for the Company to avoid adverse accounting treatment.  The election must be made in writing and delivered to the Company prior to the Tax Date.  If the number of shares of Stock so determined shall include a fractional share, the Participant shall deliver cash in lieu of such fractional share.  All elections shall be made in a form approved by the Committee (as defined in the Plan) and shall be subject to disapproval, in whole or in part, by the Committee.  As used herein, “Tax Date” means the date on which the Participant must include in his or her gross income for federal income tax purposes the fair market value of the Restricted Stock over the purchase price therefor, if any.

9.Powers of Company Not Affected.  The existence of the Restricted Stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Restricted Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  Nothing in this Agreement shall confer upon the Participant any right to continue in the employment of the Company, or interfere with or limit in any way the right of the Company to terminate the Participant’s employment at any time.

10.Interpretation by Committee.  The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Compensation Committee of the Board of Directors of the Company (the “Committee”), in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded Restricted Stock.

11.Miscellaneous.  (a)  This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.

(b)This Agreement may not be amended or modified except by the written consent of the parties hereto.

(c)The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(d)Any notice, filing or delivery hereunder or with respect to Restricted Stock shall be given to the Participant at either his or her usual work location or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300, Attention:  Corporate Secretary.  All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

(e)This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant,  except that the Participant may not transfer any interest in any Restricted Stock prior to the release of the restrictions imposed by Paragraph 2.

(f)This Agreement is subject in all respects to the terms and conditions of the Plan.

12.Change of Control.  Notwithstanding any other provision to the contrary contained in this Agreement, effective upon a Change in Control (as defined in the Plan), the restrictions imposed upon the Restricted Stock (except for any such shares which were previously forfeited to the Company) by Paragraph 2 of this Agreement shall immediately be deemed to have lapsed and the Release Date shall be deemed to have occurred as of the date of the Change in Control with respect to such Restricted Stock.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year first set forth above.

COMPANY	PARTICIPANT
WHITING PETROLEUM CORPORATION

By:
No. of Shares of Restricted Stock:
Grant Date: